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                                                                   EXHIBIT 10(w)





                          CHANGE IN CONTROL AGREEMENT


                 This Agreement, dated this 15th day of February, 1995, is between Prime Hospitality Corp., a Delaware corporation (the "Company") and Douglas Vicari ("Employee").


                                R E C I T A L S:

                 A.       Employee is a key officer and employee of the Company.

                 B. The Board of Directors of the Company (the "Board") recognizes that Employee is one of several key officer/employees whose high quality of job performance is essential to promoting and protecting the best interests of the Company and its shareholders.

                 C. The Board further recognizes (i) that it is possible that a Change in Control of the Company could occur at some time in the future,
(ii) that the uncertainty associated with such a possibility could result in the distraction of Employee from the Employee's assigned duties and responsibilities, (iii) that it is in the best interests of the Company and its shareholders to assure the continued attention by Employee to such duties and responsibilities without such distraction and (iv) that Employee must be able to participate in the assessment and evaluation of any proposal which could effect a Change in Control of the Company without the Employee's judgment being influenced by uncertainties regarding Employee's future financial security.
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                 D.       The Company wishes to provide Employee with certain
benefits in the event of a Change in Control of the Company as set forth herein.


                              TERMS AND CONDITIONS

                 For valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                 1.       Definitions.

                          (a) For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon (A) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), (B) the engaging by the Employee in willful misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (C) the conviction of the Employee of a felony involving moral turpitude. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Employee shall not be deemed to have been terminated for Cause unless the Company shall have given or delivered to the Employee (i) reasonable notice setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for the Employee





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         to cure any such breach within thirty (30) days after receipt of such notice, (iii) an opportunity for the Employee, together with his counsel, to be heard before the Board, and (iv) a written notice of termination stating that, in the good faith opinion of not less than a majority of the entire membership of the Board, the Employee was guilty of conduct set forth above in clauses (A), (B) or (C) of the second preceding sentence, and specifying the particulars thereof in detail.

                          (b) A "Change in Control" of the Company shall be considered to occur if and when:

                                  (i)       more than 30% of the Company's
                 outstanding securities entitled to vote in elections of directors are acquired by any person, entity or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934); or

                                  (ii)      the Board determines, by a vote of
                 a majority of its entire membership, that a tender offer statement filed by any person, entity or group (as so defined) with the Securities and Exchange Commission indicates an intention on the part of such person, entity or group to acquire control of the Company; or

                                  (iii) the Company's shareholders approve the sale of (or agreement to sell or grant of a right or option to purchase as to) all or substantially all of the assets of the Company, to any person, entity or





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                 group (as so defined) unless such sale or other transaction shall have been affirmatively recommended to the Company's shareholders by not less than two-thirds of the Board; or

                                  (iv)      during any period of two
                 consecutive years, the individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, on the recommendation of, or with the approval of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 1(b)(iv); or

                                  (v)       such other events as the Board may
                 designate.

                          (c) "Good Reason" shall mean the occurrence of any of the following, without Employee's consent, after a Change in
         Control:

                                  (i)    a material reduction or adverse
                 alteration in the duties, authorities or responsibilities of Employee's position;





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                                   (ii)    a reduction in Employee's annual
                 base salary, bonus or other compensation arrangements provided by the Company;

                                  (iii)    the relocation of the Employee's
                 place of employment by more than twenty miles; or

                                   (iv)    a material reduction in or the
                 discontinuance of the perquisites or benefits provided by the Company to Employee.

                          (d) The term "Cash Compensation" shall mean, during any fiscal year of the Company, the Employee's aggregate cash compensation earned as an employee of the Company during the immediately preceding fiscal year (including any bonus earned but not paid by fiscal year-end). If Employee was employed by the Company for only a portion of the preceding fiscal year, "Cash Compensation" shall mean his annualized aggregate cash compensation for such year, which shall be determined based on the aggregate cash compensation earned during the portion of such year that Employee was employed.

                 2.       Change in Control.

                          (a) Options. In the event of a Change in Control of the Company, all stock options granted to Employee under the Company's 1992 Stock Option Plan and 1992 Performance Incentive Plan (the "Plans") shall become immediately vested and exercisable, notwithstanding any vesting schedule previously applicable to such stock options; provided,





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         however, that the provisions of this Section 2(a) shall not be effective until the respective committees charged with administration of each Plan have taken action to ratify the provisions of this
         Section 2(a).

                          (b) Cash Payment. If, within twenty-four (24) months following a Change in Control of the Company, the Company terminates the Employee's employment without Cause, or the Employee terminates his or her employment with the Company for Good Reason, then the Company shall, within sixty (60) days of such termination of employment, pay to the Employee an amount equal to two and one- half (2 1/2) times the Employee's "Cash Compensation" as defined above.

                 3.       Parachute Payments.

                          (a) Basic Rule. Anything in this Agreement to the contrary notwithstanding, in the event that any independent accounting firm of national reputation acting as the Company's regular auditors (the "Auditors") determines that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable (or distributed or distributable) pursuant to the terms of this Agreement or otherwise (a "Payment"), would be non-deductible by the Company for federal income tax purposes by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of the amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement or otherwise (the





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         "Agreement Payments") shall be reduced (but not below zero) to the
         Reduced Amount. For purposes of this Section 3, the "Reduced Amount" shall be the amount, expressed in present value, which is the maximum amount of the Agreement Payments which may be paid without causing any Payment to be non-deductible by the Company by reason of Section 280G of the Code.

                          (b) Reduction of Payments. If the Auditors determine that any Payment would be non-deductible by the Company by reason of Section 280G of the code, then the Company shall give the Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount not more than thirty-five (35) days following his termination, and the Employee may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (provided that after such election the aggregate present value of the Agreement payments equals the Reduced Amount) and shall advise the Company in writing of his election within ten (10) days of his receipt of such notice. If no such election is made by the Employee within such 10-day period, then the Company may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify the Employee promptly of such election. For purposes of this Section 3, present





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         value shall be determined in accordance with Section 280G(d)(4) of the
         Code and regulations thereunder.

                          (c) Auditor's Determinations. All determinations made by the Auditors under this Section 3 shall be binding and conclusive upon the Company and the Employee and shall be made within thirty (30) days of the date of termination of employment.

                 4. Waiver of Invalidity. Inasmuch as the injury caused to Employee in the event Employee's employment is terminated within twenty-four
(24) months of a Change in Control is difficult or incapable of accurate estimation at the date of this Agreement, the amounts to be paid pursuant to Sections 2 and 3 are intended to be liquidated damages and not a penalty, and therefore constitute a good faith forecast of the harm which might be expected to be caused to Employee. Accordingly, the Company waives any right to assert against Employee the invalidity of any payment provided in Sections 2 and 3 by reason of Employee's failure to seek other employment or otherwise, nor shall the amount of any payment provided in Sections 2 and 3 be reduced by reason of any compensation earned or not earned by Employee as a result of employment by another employer after the date of termination or otherwise. Notwithstanding the foregoing, should the foregoing provisions of this section be held unenforceable or void for any reason, Employee shall be required to mitigate or reduce the amount of any payments hereunder only





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to the extent required by law to make such provisions valid and enforceable.

                 5. Arbitration of Disputes. Employee may submit to arbitration any claim for payment under this Agreement as follows: After the sixtieth day following the termination of Employee's employment with the Company, the claim may be filed in writing with an arbitrator of Employee's choice and thereafter the Company shall be notified in writing of the claim and furnished with a true copy as so filed. The arbitrator must be a member of the National Academy of Arbitrators or one who currently appears on arbitration panels issued by the American Arbitration Association. The arbitration hearing shall be held within ten (10) business days after the receipt of notice of the claim by the Company. No continuance of the hearing shall be allowed without the mutual consent of Employee and the Company. Absence from or non-participation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion. The arbitrator's award shall be rendered as expeditiously as possible. In the event the arbitrator finds that the Company has breached this Agreement, the arbitrator shall order the Company to pay to Employee, within twenty- four hours after the decision is rendered, the amount due hereunder. The award of the arbitrator shall be final and binding upon the parties. Judgment may be entered on the arbitrator's award in any appropriate court as soon as possible





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after its rendition without further notice to the Company.  The fee of the arbitrator, all necessary expenses of the hearing, and the expenses and attorney fees of the prevailing party (collectively "expenses") shall be paid by the losing party; provided, however, that if the arbitrator finds in favor of the Company but also finds that Employee's claim was made in good faith, then the arbitrator may require the Company to pay such expenses, except for Employee's legal fees and disbursements. Except as expressly provided herein, the arbitration shall be conducted in accordance with the rules then prevailing of the American Arbitration Association.

                 6.       Miscellaneous.

                          (a) Waiver. The failure of any party to exercise any rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party's rights thereafter to exercise any rights hereunder or to enforce each and every term and condition of this Agreement.

                          (b) Binding Effect; Successors. (i) In the event of Employee's death or a judicial determination of his incompetence, Employee's rights under this Agreement shall inure to the benefit of Employee's heirs, beneficiaries or legal representatives, as the case may be.

                          (ii) The Company's rights, duties and obligations under this Agreement shall be binding upon, and inure to the benefit of, the Company and any successor of the Company,





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         including, without limitation, any entity or entities acquiring directly or indirectly all or substantially all of the Company's assets or securities whether by merger, consolidation, sale or otherwise, and such successor shall thereafter be deemed the "Company" for all purposes of this Agreement; provided that such rights, duties and obligations shall not otherwise be assignable by the Company.

                          (iii) Within thirty (30) days following a Change in Control, the Company (including any successor of the Company) shall in writing affirm to the Employee its obligations under this Agreement.

                          (c) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

                          (d) Authorization and Modification. This Agreement is executed for and on behalf of the Company by an officer thereof duly authorized to do so by resolution of the Board of Directors approving this Agreement and authorizing such execution. This Agreement shall not be varied, altered, modified, changed or in any way amended except by an instruction in writing executed by the parties hereto.

                          (e) Assignment by Employee. Except as otherwise expressly provided for in this Agreement, no right, benefit or interest of Employee arising hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance,





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         charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

                          (f) Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                 If to the Employee:               Douglas Vicari, at his then
                                                   current permanent home
                                                   address as shown on the
                                                   Company's records


                 If to the Company:                Prime Hospitality Corp.
                                                   700 Route 46 East
                                                   Fairfield, NJ 07007-2700
                                                   Attn:  General Counsel

         or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                          (g) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other





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         provisions of this Agreement, which shall remain in full force and effect.

                          (h) Taxes. The Company shall deduct from all amounts payable under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

                 7. Other Arrangements. Nothing contained in this Agreement shall adversely affect any of Employee's rights as a participant or beneficiary under the Company's pension and welfare benefit plans, incentive compensation arrangements and perquisite programs or the Employee's obligations arising under any confidentiality agreement with the Company.

                                        PRIME HOSPITALITY CORP.


                                        By /s/ DAVID A. SIMON
                                           ------------------------------------
                                        Name:
                                        Title:

                                        EMPLOYEE:

                                        /s/ DOUGLAS VICARI
                                        ---------------------------------------
                                        Douglas Vicari





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